Exhibit 99.3

MBBS SA
UNAUDITED BALANCE SHEETS

	September 30,	December 31,
	2008	2007
	USD	USD
ASSETS
Current Assets:
Cash and cash equivalents	$ 198,293	$ 988,241
Short-term investments	-	443,774
Accounts receivable, net of allowances of $0 at September 30, 2008 and $18,895 at December 31, 2007	167,055	236,533
Other receivables	79,533	55,835
Prepaid expenses and other current assets	6,556	8,053
Inventories	454,835	402,325
Total current assets	906,272	2,134,761

Restricted cash	2,951	2,873
Assets held for sale	182,299	177,510
Property, plant and equipment, net	258,459	308,863
Total assets	$ 1,349,981	$ 2,624,007

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)

Current Liabilities:
Trade accounts payable	$ 81,328	$ 115,322
Advances from customers	1,205	-
Deferred revenue	32,192	48,815
Accrued expenses and other liabilities	329,400	172,150
Loans from shareholders	1,864,005	1,637,526
Total current liabilities	2,308,130	1,973,813

Pension liabilities	96,093	119,151
Total liabilities	2,404,223	2,092,964

COMMITMENTS AND CONTINGENCIES (NOTE 14)

Shareholders' Equity (Deficiency):
Common stock, $0.83 par value;	2,278,645	2,278,645
- shares authorized; 4,086,000
- shares issued and outstanding; 2,800,000
Additional paid-in capital	17,107,947	17,107,947
Accumulated deficit	(21,199,024)	(19,546,539)
Accumulated other comprehensive income	758,190	690,990
Total shareholders' equity (deficiency)	(1,054,242)	531,043
Total liabilities and shareholders' equity (deficiency)	$ 1,349,981	$ 2,624,007

The accompanying notes are an integral part of these unaudited financial statements.

MBBS SA
UNAUDITED STATEMENTS OF OPERATIONS

	Nine Months Ended September 30,
	2008	2007
	USD	USD

NET REVENUES	$514,317	$739,929

COST OF GOODS SOLD	295,783	541,065

GROSS PROFIT	218,534	198,864

OPERATING EXPENSES:
Research and development	607,585	751,139
Marketing and selling	532,985	532,699
General and administration	714,711	521,057
TOTAL OPERATING EXPENSES	1,855,281	1,804,895

OPERATING INCOME (LOSS)	(1,636,747)	(1,606,031)

OTHER INCOME (EXPENSES):
Gain on extinguishment of debt	-	2,249,220
Loss on extinguishment of debt	-	(286,753)
Interest income (expense)	12,655	(256,786)
Foreign exchange gain (loss)	(28,393)	(3,778)
TOTAL OTHER INCOME (EXPENSES)	(15,738)	1,701,903

INCOME (LOSS) BEFORE INCOME TAX	(1,652,485)	95,872

Provision for (benefit from) income taxes	-	-

NET INCOME (LOSS)	$(1,652,485)	$95,872

OTHER COMPREHENSIVE INCOME (LOSS):
Change in pension liability:
Actuarial gain (loss), net of tax of $0 in 2007 and $0 in 2006	(6,556)	216,375
Foreign exchange translation adjustments	73,756	(19,403)

COMPREHENSIVE INCOME (LOSS)	$(1,585,285)	$292,844

BASIC AND DILUTED WEIGHTED AVERAGE SHARES	2,800,000	4,652,432

INCOME (LOSS) PER SHARE	(0.59)	0.02

The accompanying notes are an integral part of these unaudited financial statements.

MBBS SA
UNAUDITED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)

	Common Stock		Additional Paid in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Stockholders' Equity (Deficiency)
	Shares	Amount
		USD	USD	USD	USD	USD
Balance, December 31, 2007	2,800,000	$2,278,615	$17,107,947	$(19,546,539)	$690,990	$531,043

Foreign currency translation adjustments	-	-	-	-	73,756	73,756

Change in pension liability, net of tax of $0	-	-	-	-	(6,556)	(6,556)

Net income (loss)	-	-	-	(1,652,485)	-	(1,652,485)

Balance, September 30, 2008	2,800,000	$2,278,615	$17,107,947	$(21,199,024)	$758,190	$(1,054,242)

The accompanying notes are an integral part of these unaudited financial statements.

MBBS SA
UNAUDITED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2008	2007
	USD	USD
Cash flows from operating activities:
Net income / (loss)	$(1,652,485)	$95,872
Adjustments to reconcile net income (loss) to net cash flows used in operating activities:
Depreciation and amortization	61,402	187,219
Interest expense	-	320,610
(Gain) / loss on extinguished debt	-	(1,962,467)
Changes in operating assets and liabilities:
Accounts receivable	78,677	(74,989)
Other receivables	(23,016)	(108,997)
Prepaid expenses and other current assets	1,779	23,093
Inventories	(43,202)	(75,257)
Trade accounts payable	(38,484)	(61,718)
Accrued expenses and other liabilities	158,272	283,498
Advances from customers	1,249	5,260
Deferred revenue	(18,606)	(64,014)
Pension liabilities	(33,804)	16,905
Net cash used for operating activities	(1,508,218)	(1,414,985)

Cash flows from investing activities:
Short-term investment	443,774	-
Purchase of property, plant & equipment	(484)	(14,838)
Change in restricted cash	-	-
Net cash used for investing activities	443,290	(14,838)

Cash flows from financing activities:
Proceeds from issuance of common shares, net of issuance costs	-	1,658,422
Proceeds from shareholders	189,072	1,536,967
Repayment of bank credit	-	(83,304)
Net cash provided by financing activities	189,072	3,112,085

Net increase in cash and cash equivalents	(875,856)	1,682,262
Effect of exchange rate fluctuations on cash and cash equivalents	85,908	72,336
Cash and cash equivalents at beginning of period	988,241	50,394
Cash and cash equivalents at the end of period	$198,293	$1,804,992

Supplemental disclosure of cash flow information
Cash paid during period for taxes	-	-
Cash paid during period for interests	-	-
Capital increase through conversion of shareholder's loan	-	592,026
Extinguishment of loans from shareholders	-	11,864,653

The accompanying notes are an integral part of these unaudited financial statements.

MBBS SA

NOTES TO UNADUITED FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION AND NATURE OF OPERATIONS

MBBS SA  (“the Company” or “MBBS”) was incorporated on May 8, 2000 in Cortaillod Switzerland, under Swiss laws and has its principal executive office at Avenue François-Borel 17, 2016 Cortaillod, Switzerland. Microcid SA was created on May 12, 1998 and partnered closely, i. e. supplier and customer contracts existed between Microcid and MBBS, and was instrumental to the early development of the technology. MBBS Holding SA was created by MBBS shareholders subsequently on September 4, 2000 and held 100% in MBBS SA and 15% in Microcid SA. The Company purchased the remaining 85% in Microcid SA common stock at December 31, 2001. In June 2007, the 3 companies merged into MBBS Holding SA and the resulting Company was renamed to MBBS SA.

MBBS is the supplier of global through-metal RFID (Radio Frequency Identification) solutions. This unique and patented technology is used for a large variety of applications in the medical and industrials sectors. MBBS develops and manufactures both RFID TAGs and RFID readers. This combination of skills enables MBBS to provide its customers with standard or custom designed RFID solutions.

NOTE 2. FUTURE OPERATIONS

The Company has experienced losses from operations and anticipates incurring losses in the near future. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company incurred a net operating loss of $1,636,747 and a negative cash flow from operations of $1,508,218 for the period ended September 30, 2008, and had a negative working capital of $1,401,858 at September 30, 2008.  These matters raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company has had negative cash flows from operations to date and has been dependent on equity and debt financing.  Management believes that the Company currently does not have adequate cash resources to fund anticipated cash requirements through December 31, 2008; and, therefore, the Company will have to raise additional funding through loans and equity contributions. The Company's ability to continue its operations and market and sell its products and services will depend on the Company's ability to raise additional financing. If the Company is unable to obtain such financing, the Company will not be able to continue its business. Any additional equity financing may be dilutive to shareholders, and debt financing, if available, will increase expenses and may involve restrictive covenants. The Company will be required to raise additional capital on terms which are uncertain, especially under the current capital market conditions. Under these circumstances, if the Company is unable to obtain capital or is required to raise it on undesirable terms, it may have a material adverse effect on the Company's financial condition.

As of September 30, 2008, MBBS received a loan in the amount of $189,072 and expects to receive other funds of $852,192 as loans in the fourth quarter of 2008 from one of its pre-acquisition majority shareholders. These funds will be forgiven immediately after they are granted and be used to fulfill MBBS's immediate cash needs through the end of the 2008 fiscal year. Management believes that in order to continue operating for the next 12 months, the Company expects to obtain cash from internal sources of $0 and needs an additional external financing of $2,500,000.  During the next twelve months MBBS does not expect to generate sufficient cash flow from its operations.  If we do not succeed in raising capital in the near future, we will not have sufficient funds to continue operations.

NOTE 3. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The condensed interim financial statements included herein are unaudited and do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America ("U.S. GAAP") for complete financial statements.  The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and judgments that affect the amounts reported in the financial statements and accompanying notes. The accounting estimates that require management’s most difficult judgments include: allowance for doubtful accounts, valuation of inventories, valuation of property, plant, equipment, revenue recognition, legal contingencies, income tax and defined benefit plans. These statements reflect all normal recurring adjustments that, in the opinion of management, are necessary for fair presentation of the information contained herein. The condensed balance sheet as of December 31, 2007 has been derived from the Company’s audited balance sheet as of that date. It is recommended that the interim financial statements be read in conjunction with the Company's audited financial statements for the year ended December 31, 2007. The Company adheres to the same accounting policies in preparation of its interim financial statements. As permitted under U.S. GAAP, interim accounting for certain expenses, including income taxes are based on full year assumptions. Such amounts are expensed in full in the year incurred. For interim financial reporting purposes, income taxes are recorded based upon estimated annual income tax rates. Interim results are not necessarily indicative of the operating results expected for later quarters or the full fiscal year. The Company's functional currency is the Swiss franc.

In 2007, a restructuring of the Company occurred before the merger took place. A decision was made by the shareholders of the Company to cancel part of their loan at a global amount of $11,864,653. Bank credits were also cancelled in the amount of $2,249,220. Following this extinguishment of debts, the common stock as at June 30, 2007 decreased from $3,357,140 to $0, and subsequently increased to $2,278,646. This increase was performed through the conversion of shareholders’ loan for $592,026 and cash input of $1,686,619.

NOTE 4. RECENT ACCOUNTING PRONOUNCEMENTS

New Accounting Pronouncement

In September 2006, the Financial Accounting Standards Board (FASB) issued Statement No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value for financial accounting and reporting purposes, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value instruments. This statement does not require any new fair value measurements, rather, it applies under other accounting pronouncements that require or permit fair value measurements. The provisions of this statement are to be applied prospectively as of the beginning of the fiscal year in which this statement is initially applied, with any transition adjustment recognized as a cumulative effect adjustment to the opening balance of retained earnings. SFAS 157 was effective and adopted by the Company as of January 1, 2008. In order to determine the implications of adopting SFAS 157, the Company reviewed all the assets and liabilities recorded on its balance sheet. Based on the results of its review, the Company determined that a majority of its assets and liabilities are either not required to be measured at fair value in its financial statements, or are outside the scope of SFAS 157. The adoption of SFAS 157 did not have a material impact on the Company’s results of operations, cash flows or financial positions.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115” (“SFAS 159”). SFAS 159 allows an entity to irrevocably elect fair value for the initial and subsequent measurement of certain financial instruments and other items that are not currently required to be measured at fair value. When the fair value option is elected and a company chooses to record eligible items at fair value, the company must report unrealized gains and losses on those items in results of operations at each subsequent reporting date. Additionally, the transition provisions of SFAS 159 permit a one-time election for existing positions at the adoption date, with a cumulative effect adjustment included in opening retained earnings. All future changes in fair value will be reported in results of operations. Prior to this election, only the unrealized losses were recorded in results of operations. The Company adopted SFAS 159 effective for the fiscal year beginning January 1, 2008, and the adoption had no impact on the Company’s financial position and results of operations.

Recent Accounting Pronouncements Not Yet Effective

In December 2007, the FASB issued SFAS No. 141(R),“Business Combinations.” SFAS 141(R) requires all business combinations completed after the effective date to be accounted for by applying the acquisition method (previously referred to as the purchase method). Companies applying this method will have to identify the acquirer, determine the acquisition date and purchase price and recognize at their acquisition date fair values of the identifiable assets acquired, liabilities assumed, and any non-controlling interests in the acquirer. In the case of a bargain purchase the acquirer is required to reevaluate the measurements of the recognized assets and liabilities at the acquisition date and recognize a gain on that date if an excess remains. SFAS 141(R) becomes effective for fiscal periods beginning after December 15, 2008. This statement is not expected to have a significant effect on the Company's financial statements.

In February 2008, the FASB issued Staff Position (FSP) FAS 157-2, Effective Date of FASB Statement No. 157, which defers the implementation for the non-recurring financial assets and liabilities from fiscal years beginning after November 15, 2007 to fiscal years beginning after November 15, 2008. The provisions of SFAS 157 will be applied prospectively. The statement provisions effective as of January 1, 2008, do not have a material effect on the Company’s financial position and results of operations. Management does not believe that the remaining provisions will have a material effect on the Company’s financial position and results of operations when they become effective on January 1, 2009.

On October 10, 2008, the Financial Accounting Standards Board issued FASB Staff Position (FSP) No. FAS 157-3. This FSP applies to financial assets within the scope of accounting pronouncements that require or permit fair value measurements in accordance with Statement 157 and clarifies the application of Statement 157 in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. It is effective upon issuance. The adoption of FSP FAS 157-3 is not expected to have a material impact.

In December 2007, the FASB issued Financial Accounting Standard No. 160, Non-controlling Interests in Financial Statements—an amendment of ARB No. 51 (“SFAS 160”). SFAS 160 requires that a non-controlling interest in a subsidiary be reported as equity and the amount of net income specifically attributable to the non-controlling interest be identified in the  financial statements. It also calls for consistency in the manner of reporting changes in the parent’s ownership interest and requires fair value measurement of any non-controlling equity investment retained in a deconsolidation. SFAS 160 is effective for fiscal years beginning after December 15, 2008, with early adoption prohibited. This statement is not expected to have a significant effect on the Company’s financial statements.

In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133" (“SFAS 161”). SFAS 161 amends and expands the disclosure requirements of SFAS 133, "Accounting for Derivative Instruments and Hedging Activities" (“SFAS 133”), by requiring enhanced disclosures about how and why an entity uses derivative instruments, how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. SFAS 161 requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of and gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. SFAS 161 will be effective for the Company as of January 1, 2009. As SFAS 161 provides only disclosure requirements, the adoption of this standard will not have a material impact on the Company’s results of operations, cash flows or financial positions.

NOTE 5. SHORT TERM INVESTMENTS

The carrying values of the Company's short term investments in fixed term deposits with an original maturity of more than 3 months but less than 1 year at September 30, 2008 and December 31, 2007 were $0 and $443,774, respectively. Net unrealized gain (loss), net of tax, included in accumulated other comprehensive income were $0 and $0 at September 30, 2008, and December 31, 2007, respectively.

NOTE 6. INVENTORIES

Inventory consists of the following at September 30, 2008 and December 31, 2007:

	September 30,	December 31,
	2008	2007

Raw materials	$ 63,825	$ 97,105
Work in process	7,040	6,009
Finished goods	383,970	299,211

Total inventories, net	$ 454,835	$ 402,325

Reserves for obsolescence of raw materials were $50 and $18,741 at September 30, 2008 and at December 31, 2007, respectively. Reserves for work in process were $0 and $6,676 at September 30, 2008 and at December 31, 2007, respectively. Reserves for finished goods were $0 and $38,030 at September 30, 2008 and at December 31, 2007, respectively.

NOTE 7. ASSETS HELD FOR SALE

Upon decision of management in fall of 2007, some idle machines and production equipment were classified as assets held for sale, at December 31, 2007 and ceased depreciation. Upon recognition as assets held for sale, the Company adjusted the carrying value of these assets down to the fair value less cost to sell. Management is expecting to sell these assets before the end of fiscal year 2008.

These machines were purchased in fall 2001 and upgraded in the beginning of 2002, but never used in the production. In fall of 2007, the management decided to sell them and received offers from potential buyers for a total price of $182,299. This amount was considered as the fair value for these assets.

NOTE 8. PROPERTY, PLANT AND EQUIPMENT

At September 30, 2008 and at December 31, 2007 property, plant and equipment consisted of the following:

	September 30,	December 31,
	2008	2007

Machinery and equipment	$ 1,257,256	$ 1,224,227
Furniture and fixtures	189,799	184,813
IT equipment	309,376	300,793
Vehicles	1	2
Less: accumulated depreciation	(1,497,973)	(1,400,972)

Property, plant and equipment, net	$ 258,459	$ 308,863

Depreciation expense for property, plant and equipment for the nine months period ended September 30, 2008 and 2007 was $61,402 and $187,219, respectively.

NOTE 9. PENSION LIABILITIES

MBBS has set up its pension plan through affiliation to a multi-employer plan, the plan “BVG” of Allianz Suisse Life Insurance Company. The pension plan is a defined benefit plan, and payments to the plan are made in equal parts by the employee (through withholding) and the employer. Contributions are based on the age of the employees and vary between 7% and 18%.

The Company early adopted FASB issued Financial Accounting Standard No. 158 "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plan", an amendment of FASB Statements No. 87, 88, 106, and 132(R) ("SFAS 158") as of December 31, 2006.

Net Period Pension Cost:

The net periodic pension expense includes the following components:

	Nine Months Ended September 30,
	2008	2007
Net periodic pension cost
Service cost (employer)	$ 42,858	$ 72,095
Interest cost	55,524	46,844
Expected return on plan assets	(59,378)	(44,522)
Recognized actuarial loss	(6,556)	-
Net periodic pension cost	$ 32,448	$ 74,417

During the ninth months period ended September 30, 2008 and September 30, 2007, the Company made contributions totalling $66,280 and $66,280 to its defined benefit pension plan. The Company expects to make additional contributions to the plans of approximately $22,083 in the fiscal year ending December 31, 2008. This contribution is primarily contractual.

NOTE 10. BANK LOAN

In May 2000, MBBS Holding SA contracted a CHF denominated loan with a local bank for an amount of $829,133 (CHF 1,400,000). As per the contract, the repayment terms were the following: no payment for the first two years, then payments of $174,710 every six months, until September 2004. The first repayment date was September 30, 2002. At the same time, a second CHF denominated loan of $829,133 (CHF 1,400,000) was contracted and guaranteed by the SECO (state secretariat for economic affairs). As per the contract, the repayment terms were the following: no payment for the first two years, then payments of USD $174,710 every six months, until September 2004. The first repayment date was September 30, 2002. Until the end of 2006, these loans bore interest (5.75% and 4.75%, respectively) and this interest was paid regularly by the Company. However, these loans have never been repaid. During the first semester of 2007, the bank cancelled part of these loans in the amount of $2,249,220 and at the same time, the remaining $83,304 were reimbursed to the bank.

	2008	2007

Balance, January 1	$ -	$ 2,295,646
Extinguishment of debt	-	(2,249,220)
Repayment of outstanding amount	-	(83,304)
Translation adjustment	-	36,878
Balance, September 30	$ -	$ -

NOTE 11. LOANS FROM SHAREHOLDERS

From 2002 to 2007, two shareholders granted loans to the Company.  The repayment terms of the loan granted by the first shareholder (shareholder A) were the following: the loan becomes due in its entirety at the end of the contract on December 31, 2007 or is renewed. This loan bears no interest. In accordance with the Accounting Principle Board (“APB”) No. 21, “Interest on Receivables and Payables”, the loan is discounted at 5% (same as the interest rate on loan from shareholder B). The discount on the loan is $0 as at September 30, 2008 and December 31, 2007. The net amounts were as shown in the table "Loan from Shareholder A" below. This amounted to interest expense of $0 and $282,077, for the nine-month period ended September 30, 2008 and September 30, 2007, respectively. Loans granted after June 30, 2007 amounting to $1,864,005 are interest free and due on demand.

The repayment terms of the loan granted by the second shareholder (shareholder B) were the following: the loan expires on December 31, 2005. Although the second loan bears interest (5.00% for 2007 and 4.25% for 2006), the shareholder's right to claim the interest on this loan was forgiven as of each year end, due to continued operating losses of the Company. Based on that, the interest was calculated and recorded to additional paid in capital in each year. This amounted to interest expense of $0 and $43,722, for the nine-month period ended September 30, 2008 and September 30, 2007, respectively.

Neither of these loans was paid-off as they were extinguished on June 30, 2007. The extinguishment was accounted for as a capital contribution and recorded in additional paid in capital. The unamortized discount of the loan from shareholder A on the date of extinguishment in the amount of $286,753 was recorded as loss on extinguishment of debt for the nine-month period ended September 30, 2007.

Loan from Shareholder A	2008	2007

Balance, January 1	$ 1,637,526	$ 10,196,907
Extinguishment of debt	-	(10,323,500)
Loss on extinguishment of debt	-	286,753
Conversion to capital stock	-	(592,026)
Interest expense	-	282,077
Proceeds from shareholders	189,072	1,536,967
Foreign exchange translation adjustment	37,407	250,348
Balance, September 30 and December 31, respectively	$ 1,864,005	$ 1,637,526

Loan from Shareholder B	2008	2007

Balance, January 1	$ -	$ 1,516,766
Extinguishment of debt	-	(1,541,153)
Foreign exchange translation adjustment	-	24,387
Balance, September 30 and December 31, respectively	$ -	$ -

NOTE 12. COMMON STOCK

The Company has 4,086,000 shares of common stock authorized at September 30, 2008 and December 31, 2007 respectively, $0.83 par value per share, and 2,800,000 shares issued and outstanding.

In 2007, a restructuring of the Company occurred before the merger took place. A decision was made by the shareholders of the Company to cancel part of their loan at a global amount of $11,864,653. Bank credits were also cancelled in the amount of $2,249,220. Following this extinguishment of debts, the common stock as at June 30, 2007 decreased from $3,357,140 to $0, and subsequently increased to $2,278,645. This increase was performed through the conversion of shareholders’ loan for $592,026 and cash proceeds of gross $1,686,619. The costs related to the issuance of shares amounting $28,197 was recorded as a reduction in additional paid in capital. The purpose of the decrease in common stock followed by subsequent increase in common stock is to remediate the over indebtedness of the Company and to provide fresh cash to the Company. The capital decrease was accounted for in additional paid in capital whereas the increase was recorded at fair value in common stock.

Through this restructuring, one of the Company’s shareholder’s (Sandoz FF Holding SA) stake in MBBS increased from 28% to 74%, which represents a change in control.

NOTE 13. INCOME TAXES AND NET OPERATING LOSS CARRYFORWARDS

At December 31, 2007, the Company has net operating loss and federal and state tax credit carried forwards of approximately $26,153,522. As at September 30, 2008, the loss carry forward had increased to $27,955,275. The net operating loss carry forward, if not utilized to reduce taxable income in future periods, will expire in the years 2008 to 2015.

Due to the present uncertainties, concerning the Company’s future profitability, no tax asset has been recognised in the accounts.

NOTE 14. COMMITMENTS AND CONTINGENCIES

Property and Rental Agreements

On April 1, 2006, MBBS signed an agreement for the rental of its premises for a five-year period until March 31, 2011. The agreement cannot be cancelled or terminated before March 31, 2011, and is renewed tacitly for a 5-year period unless notice for cancellation is given one year in advance. The annual rent from 2006 to 2011 is fixed to $133,133. Therefore, as at September 2008, the contingent liability related to this rental agreement reaches an amount of $354,509.

Litigation

The Company is subject to routine litigation from time to time incidental to its business or its employees. On August 28, 2008, a court case was settled with a former employee, and a provision of $4,582 has been accounted for. This amount was settled in cash during the month of September 2008.

NOTE 15. MAJOR CUSTOMERS

The Company’s major customers are the following, in percentage of revenue:

	Nine Months Ended September 30,
	2008		2007

Digisens (Switzerland)			$ 147,822	20%
IS Medical (France)			$ 145,038	20%
Sateco (France)	$ 62,858	12%	$ 85,740	12%
Arius (France)	$ 59,209	12%
Contrinex (Switzerland)	$ 56,720	11%
Cogescan (Canada)	$ 44,983	9%

As at September 30, 2008 and December 31, 2007, the following customers accounted for more than 10% of the total of accounts receivable:

	September 30,		December 31,
	2008		2007

Contrinex (Switzerland)	$ 22,106	13%
IS Medical (France)	$ 66,766	40%
Augar (France)	$ 23,919	14%	$ 29,170	12%
BrainLab AG (Switzerland)	$ 18,653	11%
Sateco (France)			$ 31,584	13%
Etilux (Belgique)			$ 23,839	10%

NOTE 16. SUBSEQUENT EVENTS

               On January 21, 2009, BSN Systems, Inc. ("BSN") entered into a Share Exchange Agreement by and among BSN and the stockholders of MBBS SA stock, pursuant to which BSN issued 7,459,794 shares of its common stock in exchange for 2,784,990 of the issued and outstanding shares of MBBS.

               There have been no other material events and actions undertaken or anticipated by the Company and not otherwise reflected in the notes to the financial statements